Exhibit 10.4

LOCK-UP and resale restriction AGREEMENT

This lock-up and resale restriction agreement (the “Agreement”) is made and entered into the 17th day of May, 2017, by and among PhotoMedex, a Nevada corporation (the “Company”), First Capital Real Estate Trust Incorporated (“First Capital”) and the persons executing this Agreement (each a “Holder” and, collectively, the “Holders”).

RECITALS

A.           First Capital, First Capital Real Estate Operating Partnership, L.P. (the “Contributor”), the Company, and FC Global Realty Operating Partnership, LLC (the “Acquiror”) have entered into a Contribution Agreement dated March 31, 2017 (the “Contribution Agreement”), pursuant to which the Contributor has agreed to contribute to the Acquiror its interests in and to certain entities and real properties in exchange for certain securities of the Company. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Contribution Agreement.

B.           Each Holder (i) is either an existing stockholder of the Company or, (ii) as a result of one or more of the Closings of the Transactions contemplated in the Contribution Agreement, has acquired securities of the Company.

C.           As a condition precedent to the Closing, each Holder is required to enter into this Agreement with the Company and First Capital.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.             Restrictions on Transfer. No Holder shall, directly or indirectly, prior to the termination of this Agreement: (i) transfer, assign, sell, lend, sell short, gift-over, pledge, encumber, hypothecate, exchange or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution), or offer or solicit to do any of the foregoing, of any or all of the equity securities and/or any debt or similar securities that are convertible into equity securities of the Company held by him, her or it, including any additional equity securities and/or any debt or similar securities that are convertible into equity securities of the Company which Holder may subsequently acquire, including all additional equity securities which may be issued to Holder upon the exercise of any options, warrants or other securities convertible into or exchangeable for securities of the Company (all such securities of such Holder, “Subject Securities”) or any right or interest therein, or consent to any of the foregoing (any such action, a “Transfer”), (ii) enter or offer to enter into any derivative arrangement with respect to, or create or suffer to exist any liens or encumbrances with respect to, any or all of the Subject Securities or any right or interest therein, in either case that would reasonably be expected to prevent or delay such Holder’s compliance with his, her or its obligations hereunder; or (iii) enter of offer to enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer.

[Signature Page to Lock-Up and Resale Restriction Agreement]

2.             Stop Transfer Orders. Each Holder hereby acknowledges and agrees that the Company shall be entitled, during the term of this Agreement, to cause any transfer agent for the Subject Securities to decline to effect any Transfer and to note stop transfer restrictions on the stock register and other records relating to Subject Securities, and each Holder agrees to execute and deliver any further documents reasonably requested by the Company in furtherance of the same.

3.             Permitted Transfers. Notwithstanding the foregoing, the restrictions set forth herein shall not apply to the following Transfers of Subject Securities by a Holder:

a.           if such Holder is an individual (A) for nominal consideration or as a gift to any member of such Holder’s “immediate family” (defined for purposes of this Agreement as the spouse, parents, lineal descendants, the spouse of any lineal descendant, and brothers and sisters) or a trust for the benefit of such Holder or any member of such Holder’s immediate family, or (B) upon the death of such Holder pursuant to a will or other instrument taking effect upon the death of such Holder, or pursuant to the applicable laws of descent and distribution to such Holder’s estate, heirs or distributees; and

b.           if the Holder is a corporation, partnership, limited liability company or other entity, any Transfer to an Affiliate of the Holder if such Transfer is not for value;

provided, however, that in the case of any Transfer described in clauses (a) or (b) above, it shall be a condition to the Transfer that (x) the transferee executes and delivers to the Company, not later than one business day prior to such Transfer, a written agreement that is reasonably satisfactory in form and substance to the Company to be bound by all of the terms of this Agreement and the Contribution Agreement (any references to immediate family in the agreement executed by such transferee shall expressly refer only to the immediate family of the Holder and not to the immediate family of the transferee) and (y) if the Holder is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of the Subject Securities or any securities convertible into or exercisable or exchangeable for the Subject Securities, the Holder shall include a statement in such report to the effect that, in the case of any Transfer pursuant to (i) above, such Transfer is being made as a gift or by will or intestate succession or, in the case of any Transfer pursuant to (ii) above, such Transfer is being made to a shareholder, partner or member of, or owner of a similar equity interest in, the Holder and is not a Transfer for value.

c.           For purposes hereof, “Affiliate” shall mean, with respect to any entity, any other person or entity directly or indirectly controlling, controlled by or under common control with such entity. For purposes hereof, “control” (including the terms “controlled by” and “under common control with”), as used with respect to any entity or person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity or person, whether through the ownership of voting securities or otherwise.

4.             Transfers in Violation Void. Any attempted sale, transfer or other disposition in violation of this Agreement shall be null and void.

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5.             Binding Effect; Waiver. This Agreement shall be binding upon the Holder, its agents, heirs, successors, assigns and beneficiaries. Any waiver by the Company of any of the terms and conditions of this Agreement in any instance must be in writing and must be duly executed by the Company and the Holder and shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof.

6.             Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate on the first anniversary of the Approval Date or sooner upon the consent of the Company and First Capital.

7.             Miscellaneous. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Each of the parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Each arty acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each party agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

Photomedex, Inc.

By:	/s/ Dolev Rafaeli
Name:	Dolev Rafaeli
Title:	Chief Executive Officer

First Capital Real Estate Trust Incorporated

By:	/s/ Suneet Singal
Name:	Suneet Singal
Title:	Chief Executive Officer

HOLDERS:

/s/ Lewis C. Pell
Lewis C. Pell

/s/ Yoav Ben-Dror
Yoav Ben-Dror

/s/ Dolev Rafaeli
Dolev Rafaeli

/s/ Dennis M. McGrath
Dennis M. McGrath

/s/ Katsumi Oneda
Katsumi Oneda

/s/ Stephen P. Connelly
Stephen P. Connelly

[Signature Page to Lock-Up and Resale Restriction Agreement]

First Capital Real Estate Investments LLC

By:	/s/ Suneet Singal
Name:	Suneet Singal
Title:	Chief Executive Officer

FC Borrower LLC

By:	/s/ Suneet Singal
Name:	Suneet Singal
Title	Chief Executive Officer

[Signature Page to Lock-Up and Resale Restriction Agreement]